Exhibit 99.1

Global Brokerage, Inc. to Voluntarily Delist Common Shares from

The NASDAQ Capital Market

NEW YORK, Dec 8, 2017 -- Global Brokerage, Inc. (NASDAQ:GLBR) (“Global Brokerage”), announced today that it has notified The NASDAQ Stock Market (“Nasdaq”) of its intention to voluntarily withdraw its Class A common stock, par value $0.01 (the “Common Stock”), from listing on The NASDAQ Capital Market (the “Exchange”).

Global Brokerage intends to file a Form 25, Notification of Removal from Listing under Section 12(b) of the Securities Exchange Act of 1934, with the Securities and Exchange Commission (the “SEC”) on or about December 19, 2017, notifying the SEC of its delisting from the Exchange. The last day of trading on the Exchange will be December 28, 2017. Global Brokerage has not arranged for listing or registration of its Common Stock on another national securities exchange.

As previously announced, on May 2, 2017, Nasdaq notified Global Brokerage that the market value of its publicly held Common Stock did not meet the requirement for continued listing under The NASDAQ Global Market’s listing standards. On November 6, 2017, Global Brokerage was notified that Nasdaq would remove Global Brokerage from The NASDAQ Global Market. Nasdaq approved Global Brokerage to transfer its stock to the Exchange, and the Common Stock began trading at the opening of business on November 13, 2017.

Global Brokerage’s Board of Directors intends to withdraw its Common Stock from listing on the Exchange as a result of several factors, including the intention to deregister its Common Stock under the Securities Exchange Act of 1934, as amended, and terminate its duty to file periodic reports with the SEC in order to reduce its costs of compliance with the rules of the SEC and of the Exchange.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and/or the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this news release are statements about the expected terms and timing of the Plan, the expected SEC deregistration and the financial impact on Global Brokerage, including reduced expenses, resulting from the restructuring transactions. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about Global Brokerage's industry, business plans, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with Global Brokerage's strategy to focus on its operations outside the United States, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on Global Brokerage's capital structure, risks associated with Global Brokerage's ability to recover all or a portion of any capital losses, risks relating to the ability of Global Brokerage to satisfy the terms and conditions of or make payments pursuant to the terms of the finance agreements with Leucadia, as well as risks associated with Global Brokerage's obligations under its other financing agreements, risks related to Global Brokerage's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which Global Brokerage may become subject, risks associated with potential reputational damage to Global Brokerage resulting from its sale of US customer accounts, and those other risks described under "Risk Factors" in Global Brokerage's Annual Report on Form 10-K, Global Brokerage's latest Quarterly Report on Form 10-Q, and other reports or documents Global Brokerage files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

This information should also be read in conjunction with Global Brokerage's Consolidated Financial Statements and the Notes thereto contained in Global Brokerage's Annual Report on Form 10-K, Global Brokerage's latest Quarterly Report on Form 10-Q, and in other reports or documents that Global Brokerage files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

About Global Brokerage, Inc.

Global Brokerage, Inc. (NASDAQ:GLBR) is a holding company with an indirect effective ownership of FXCM Group, through its equity interest in Global Brokerage Holdings, of between 7.5 — 37.3% depending on the amount of distributions made by FXCM Group.

Investor Relations
investorrelations@globalbrokerage.info